EXHIBIT 21


                  SUBSIDIARIES OF UNION BANKSHARES CORPORATION


               SUBSIDIARY                         STATE OF INCORPORATION
               ----------                         ----------------------

               Union Bank & Trust Company          Virginia
               Northern Neck State Bank            Virginia
               King George State Bank              Virginia
               Rappahannock National Bank          Virginia
               Union Investment Services, Inc.     Virginia
               Union Mortgage Company, LLC         Virginia
               Bank of Williamsburg                Virginia
               Mortgage Capital Investors, Inc.    Virginia